Exhibit 99.1

PRESS RELEASE - FOR IMMEDIATE DISTRIBUTION

Dated: April 28, 2009

Earnings Reported for Citizens Bancorp for the 1st Quarter 2009

[Blackstone, Virginia] Citizens Bancorp of Virginia, Inc. (the “Company”) (OTCBB: CZBT), the parent company of Citizens Bank and Trust Company (the “Bank”), reported net income of $710 thousand, or $0.30 per share for the quarter ended March 31, 2009. Net income for the first quarter of 2008 was $779 thousand, or $0.32 per share. The return on average assets for the three months ended March 31, 2009 was 0.95% as compared to the same period in 2008 when the return was 1.08%. The return on average stockholders’ equity was 7.78% for the first quarter of 2009 as compared to 8.26% for the year-earlier period. The major contributors to the decline in net income for the first quarter of 2009 as compared to the same period for 2008 were an additional provision for loan losses, lower deposit fee income and the increase in FDIC insurance premiums. These three items collectively impacted net income in the first quarter of 2009 by $105 thousand, net of income taxes. Offsetting this year-to-year decline was the net interest margin’s increase of $38 thousand, net of income taxes.

Interest and dividend income for the three months ended March 31, 2009 totaled $4.024 million as compared to $4.287 million for the quarter ended March 31, 2008; a decrease of $263 thousand. The average balance of interest earning assets increased $13.7 million for the first quarter of 2009 as compared to the same period in 2008. The net effect of the higher earning assets was offset by the fact that the average prime rate for the quarter ended March 31, 2009 was 3.25% which is 297 basis points less than the average prime rate of 6.22% for the same period in 2008. A lower prime rate has an immediate impact on many of the Bank’s commercial loans and home equity lines. Interest expense on deposit accounts declined $321 thousand for the first quarter of 2009 as compared to the year earlier period. This was achieved by having a liability sensitive balance sheet at a time when interest rates were lower. The net interest margin for the quarter ended March 31, 2009 was 3.96% or 8 basis points lower than the 4.04% for the quarter ended March 31, 2008.

Management continued to monitor the economic impact of the current recession in the Company’s markets to gauge the potential effect of a prolonged recession on its customers. Management is making every effort to work with customers who are having recession-related repayment problems, and management is also making additional provision to the Allowance for Loan Losses. During the three months ended March 31, 2009, $45 thousand was provided for the Allowance or $35 thousand more than the three months ending March 31, 2008. Net charge-offs for the first quarter of 2009 were $22 thousand as compared to a net recovery of $1 thousand for the first quarter of 2008.

Noninterest income for the three months ended March 31, 2009 totaled $597 thousand or a reduction of $40 thousand from the $637 thousand earned for the three months ended March 31, 2008. The reduction was focused on service charges on deposit accounts. In April 2008, Management adopted a consumer-friendly policy of closing overdrawn checking accounts which resulted in halting mounting service charges from being assessed on the accounts. This policy change along with an increasing interest in “free” checking products reduced the overall level of service fee income.

Noninterest expense for the first quarter of 2009 was $2.232 million or an increase of $89 thousand from the $2.143 million reported for the same quarter in 2008. Management of noninterest expense continues to be evident in the reported results, however the steep assessment increase for FDIC insurance premiums for 2009 represents $61 thousand of the $89 thousand increase in noninterest expense when compared to the year-earlier period.

Citizens Bank and Trust Company was founded in 1873 and is the second oldest independent bank in Virginia. The Bank has eleven offices in the Counties of Amelia, Chesterfield, Mecklenburg, Nottoway and Prince Edward, along with one branch in the city of Colonial Heights and one in the Town of South Hill, Virginia. The Bank also has a Loan Production Office located in Midlothian, Virginia. Citizens Bancorp of Virginia, Inc. is a single bank holding company headquartered in Blackstone, Virginia and the Company’s stock trades on the OTC Bulletin Board under the symbol “CZBT”. Additional information on the Company is also available at its web site: www.cbtva.com.

Citizens Bancorp of Virginia, Inc. cautions readers that certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations with respect to these forward-looking statements are based upon reasonable assumptions within the bounds of its business operations, there can be no assurance that the actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its other filings with the Securities and Exchange Commission.

CITIZENS BANCORP OF VIRGINIA, INC. AND SUBSIDIARY

Consolidated Balance Sheet

(Dollars in thousands, except share data)

	March 31,	December 31,
	2009	2008
Assets	(Unaudited)

Cash and due from banks	$8,392	$7,136
Interest-bearing deposits in banks	9,264	13,280
Federal funds sold	4,093	9,512
Securities available for sale, at fair market value	49,258	43,481
Restricted securities	1,189	1,161
Loans, net of allowance for loan losses of $2,190
and $2,167	214,664	210,879
Premises and equipment, net	7,678	7,759
Accrued interest receivable	1,748	1,742
Other assets	9,124	9,236
Other real estate owned	1,037	957

Total assets	$306,447	$305,143

Liabilities and Stockholders' Equity

Liabilities
Deposits:
Noninterest-bearing	$42,662	$40,288
Interest-bearing	208,584	208,853
Total deposits	$251,246	$249,141
FHLB advances	11,000	11,000
Other borrowings	3,497	5,183
Accrued interest payable	1,133	1,155
Accrued expenses and other liabilities	2,716	2,322
Total liabilities	$269,592	$268,801

Stockholders' Equity
Preferred stock, $0.50 par value; authorized 1,000,000 shares;
none outstanding	$-	$-
Common stock, $0.50 par value; authorized 10,000,000 shares;
issued and outstanding, 2,383,380 for 2009 and 2,390,980 for 2008	1,192	1,196
Additional paid-in capital	- -	- -
Retained earnings	37,418	37,198
Accumulated other comprehensive loss	(1,755)	(2,052)
Total stockholders' equity	$36,855	$36,342

Total liabilities and stockholders' equity	$306,447	$305,143

See accompanying notes to interim financial statements.

CITIZENS BANCORP OF VIRGINIA, INC. AND SUBSIDIARY

Consolidated Statements of Income (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008
Interest and Dividend Income
Loans, including fees	3,457	3,725
Investment securities:
Taxable	368	401
Tax-exempt	137	124
Dividends	1	9
Federal Funds sold	5	3
Other	56	25
Total interest and dividend income	4,024	4,287

Interest Expense
Deposits	1,315	1,636
Borrowings	59	53
Total interest expense	1,374	1,689

Net interest income	2,650	2,598

Provision for loan losses	45	10

Net interest income after provision
for loan losses	2,605	2,588

Noninterest Income
Service charges on deposit accounts	287	334
Net gain on sales of securities	3	-
Net gain on sales of loans	22	32
Income from bank owned life insurance	70	72
ATM fee income	127	119
Other	88	80
Total noninterest income	597	637

Noninterest Expense
Salaries and employee benefits	1,317	1,306
Net occupancy expense	147	138
Equipment expense	144	148
Other	624	551
Total noninterest expense	2,232	2,143

Income before income taxes	970	1,082

Income taxes	260	303

Net income	710	779
Earnings per share, basic & diluted	0.30	0.32

CITIZENS BANCORP OF VIRGINIA, INC. AND SUBSIDIARY

Consolidated Regulatory Capital Ratios

And Performance Ratios

(Dollars in thousands, except per share data)

	Three Months Ended
	March 31, 2009	December 31, 2008
	(Unaudited)

Per Share Data:

Earnings per weighted average share	$0.30	$0.26

Weighted average shares outstanding	2,388,290	2,394,730

Actual shares outstanding	2,383,380	2,390,980

Book value per share at period end	$15.46	$15.20

Dividend per share	$0.17	$0.17

Performance Ratios:

Return on average assets	0.95%	0.85%

Net interest margin	3.96%	4.04%

Efficiency ratio[1]	68.72%	68.71%

Capital and Other Ratios:
(Ratios are period end, unless stated otherwise)
Tier 1 leverage ratio	12.69%	12.96%

Total risk-based capital ratio	20.8%	20.5%

Allowance for loan losses to total loans	1.01%	1.02%

Non-accruing loans to total loans	0.81%	0.52%

Net charge-offs (net recoveries) to average loans (annualized)	0.04%	0.04%

1 Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

CONTACT:	Ronald E. Baron
SVP and Chief Financial Officer
Voice: 434-292-8100 or E-mail: Ron.Baron@cbtva.com

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